Exhibit 10.25
COMMERCIAL VEHICLE GROUP, INC.
First Amendment to the 2008 Bonus Plan
Dated: November 5, 2008
     WHEREAS, on March 5, 2008, the Compensation Committee of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”), adopted the Commercial Vehicle Group, Inc. 2008 Bonus Plan (the “Plan”); and
     WHEREAS, the Company now wishes to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.
     NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended to add a new section thereto to read as follows:
“Time of Payment
Any bonus payable pursuant to this 2008 Bonus Plan shall be paid by the Company during the 2009 calendar year.”
Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this first amendment to the Plan as of the date first written above.
COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup

Title:	CFO

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